EXHIBIT 10.2

EXECUTION COPY

CONFIRMATION FOR ADDITIONAL CAPPED CALL TRANSACTION

Date:	June 9, 2009

To:	Equinix, Inc. (“Counterparty”)

Telefax No.:	(650) 513-7907

Attention:	General Counsel

From:	Deutsche Bank AG, London Branch (“Dealer”)

Telefax No.:	44-11-3336-2009

Transaction Reference Number: 334439

The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced Transaction entered into on the Trade Date specified below between Dealer and Counterparty. This Confirmation supplements, forms a part of, and is subject to the Master Terms and Conditions for Capped Call Transactions dated as of June 9, 2009 and as amended from time to time (the “Master Confirmation”) between Dealer and Counterparty.

DEUTSCHE BANK AG IS NOT REGISTERED AS A BROKER OR DEALER UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. DEUTSCHE BANK SECURITIES INC. (“AGENT”) HAS ACTED SOLELY AS AGENT IN CONNECTION WITH THE TRANSACTION AND HAS NO OBLIGATION, BY WAY OF ISSUANCE, ENDORSEMENT, GUARANTEE OR OTHERWISE WITH RESPECT TO THE PERFORMANCE OF EITHER PARTY UNDER THE TRANSACTION. DEUTSCHE BANK AG, LONDON BRANCH IS NOT A MEMBER OF THE SECURITIES INVESTOR PROTECTION CORPORATION (SIPC).

1. The definitions and provisions contained in the Definitions (as such term is defined in the Master Confirmation) and in the Master Confirmation are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

2. The particular Transaction to which this Confirmation relates is entered into as part of an integrated hedging transaction of the Convertible Notes pursuant to the provisions of Treasury Regulation Section 1.1275-6.

3. The particular Transaction to which this Confirmation relates shall have the following terms:

Trade Date:	June 9, 2009

Effective Date:	The closing date of the issuance of the Convertible Notes that are Option Securities (as defined in the Underwriting Agreement).

Chairman of the Supervisory Board: Clemens Börsig Board of Managing Directors: Hermann-Josef Lamberti, Josef Ackermann, Dr. Hugo Banziger, Anthony Dilorio	Deutsche Bank AG is regulated by the FSA for the conduct of designated investment business in the UK, is a member of the London Stock Exchange and is a limited liability company incorporated in the Federal Republic of Germany HRB No. 30 000 District Court of Frankfurt am Main; Branch Registration No. in England and Wales BR000005, Registered address: Winchester House, 1 Great Winchester Street, London EC2N 2DB.

Premium:	An amount in USD equal to the product of (x) the Number of Units and (y) USD53.152.

Premium Payment Date:	The Effective Date

Convertible Notes:	4.75% Convertible Subordinated Notes of Counterparty due 2016, offered pursuant to a Prospectus to be dated June 9, 2009 and issued pursuant to the Indenture.

Number of Units:	The number of Convertible Notes in denominations of USD1,000 principal amount issued by Counterparty on the closing date for the Overallotment Exercise (as defined below) and that are Option Securities.

Applicable Percentage:	40%

Strike Price:	As of any date, an amount in USD, rounded to the nearest cent (with 0.5 cents being rounded upwards), equal to USD1,000 divided by the Unit Entitlement.

Cap Price:	USD114.816

Number of Shares:	The product of the Number of Units, and the Unit Entitlement.

Expiration Date:	June 15, 2016

Unit Entitlement:	As of any date, a number of Shares per Unit equal to the “Conversion Rate” (as defined in the Indenture, but without regard to any adjustments to the Conversion Rate pursuant to the Excluded Provisions of the Indenture).

Relevant Convertible Notes:	Whether any Convertible Notes will be Relevant Convertible Notes hereunder or under the Base Capped Call Transaction dated as of the date hereof (the “Base Capped Call Transaction”), shall be determined as follows: Convertible Notes that are converted pursuant to the Indenture shall be allocated as Relevant Convertible Notes first to the Base Capped Call Transaction until all Units thereunder are exercised or terminated, and then to this Transaction.

Indenture:	The Indenture to be dated as of June 12, 2009 by and between Counterparty and U.S. Bank National Association, as trustee, and the other parties thereto pursuant to which the Convertible Notes are to be issued. For the avoidance of doubt, references herein to sections of the Indenture are based on the draft of the Indenture most recently reviewed by the parties at the time of execution of this Confirmation. If any relevant sections of the Indenture are changed, added or renumbered following execution of this Confirmation but prior to the execution of the Indenture, the parties will amend this Confirmation in good faith to preserve the economic intent of the parties.

Excluded Provisions:	The Make Whole Provision and Section 4.07(c) of the Indenture

Stock Split Provision:	Section 4.07(a)(i) of the Indenture

Make Whole Provision:	Section 4.08 of the Indenture

Dilution Provision:	Section 4.07(a) of the Indenture

Exchange in Lieu of Conversion Provision:	Section 4.05 of the Indenture

Merger Provision:	Section 4.10 of the Indenture

Free Convertibility Date:	March 15, 2016

Retraction Provision:	Section 4.04(a) of the Indenture

Early Unwind Date:	The scheduled closing date for the issuance of the Option Securities pursuant to the Underwriting Agreement, or such later date as agreed by the parties hereto.

4. Overallotment Terms

(a) Conditional Confirmation. The effectiveness of this Confirmation is conditioned upon exercise by the Representatives of their option pursuant to Section 2(b) of the Underwriting Agreement to purchase all or less than all of the Option Securities (the “Overallotment Exercise”).

5. Counterparty hereby agrees (a) to check this Confirmation promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing any other information requested herein or in the Master Confirmation and immediately returning an executed copy to Dealer by fax at 44 113 336 2009.

Yours sincerely,

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Lars Kestner
Name:	Lars Kestner
Title:	Managing Director

By:	/s/ John Arnone
Name:	John Arnone
Title:	Managing Director

DEUTSCHE BANK SECURITIES INC., acting solely as agent in connection with this Transaction

By:	/s/ Lars Kestner
Name:	Lars Kestner
Title:	Managing Director

By:	/s/ John Arnone
Name:	John Arnone
Title:	Managing Director

Confirmed as of the

date first above written:

EQUINIX, INC.

By:	/s/ Keith D. Taylor
Name:	Keith D. Taylor
Title:	Chief Financial Officer